MANUFACTURING AGREEMENT

dated as of May 7, 2003,

between

STERIS CORPORATION

and

STERION INCORPORATED

ARTICLE I

EXCLUSIVE ARRANGEMENT

1

ARTICLE II

PRICING AND INVOICING

2

ARTICLE III

ORDERS

3

ARTICLE IV

SHIPPING AND PACKAGING

4

ARTICLE V

MANUFACTURE AND QUALITY

5

ARTICLE VI

LABELING OF PRODUCTS

6

ARTICLE VII

TECHNICAL ASSISTANCE

7

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

7

ARTICLE IX

TERM; TERMINATION

8

ARTICLE X

CONFIDENTIALITY

10

ARTICLE XI

ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

11

ARTICLE XII

USE MAINTENANCE AND TITLE TO EQUIPMENT

12

ARTICLE XIII

RIGHTS OF FIRST REFUSAL

13

ARTICLE XIV

RISK OF LOSS, INDEMNIFICATION AND INSURANCE

14

ARTICLE XV

REQUIRED NOTICES

17

ARTICLE XVI

MISCELLANEOUS

17

EXHIBITS

A

Prices

B

Form of Manufacturing Order

C

Quality and Regulatory Requirements

SCHEDULES

Schedule 12.1

Equipment

MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT (this “Agreement”) is made as of this 7th day of May 2003 (the “Effective Date”), by and between STERIS CORPORATION, an Ohio corporation (“STERIS”), and STERION INCORPORATED, a Minnesota corporation (“STERION”).

WITNESSETH:

WHEREAS, STERIS and STERION have entered into an Asset Purchase Agreement, dated as of May 7, 2003 (the “Purchase Agreement”), pursuant to which STERIS acquired from STERION certain assets, including the intellectual property necessary to manufacture the Products (as defined in the Purchase Agreement), and assumed certain liabilities; and

WHEREAS, the parties hereto desire to have STERION manufacture and supply the Products for STERIS under the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the agreements, covenants, representations, warranties and indemnities set forth in this Agreement, and for other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, STERIS and STERION agree as follows:

ARTICLE I
EXCLUSIVE ARRANGEMENT

1.1

Subject to the terms and conditions contained in this Agreement, STERION shall manufacture the Products (as defined in the Purchase Agreement) exclusively for STERIS.

1.2

STERIS retains the right to manufacture, or arrange for a third party to manufacture, the Products.  The parties acknowledge and agree that STERIS may sell products manufactured and/or distributed by STERIS or third parties that are competitive in nature with the Products.  STERIS shall not be liable for damages resulting from the failure to achieve any particular volume of sales for the Products.

1.3

STERION shall not market, distribute, sell or otherwise use the Products.  Except as permitted by the Purchase Agreement, STERION shall not, directly or indirectly, enter into any agreements, arrangements or relationships (i) with any third parties to develop, manufacture, market, distribute, sell or otherwise use the Products, or any products that are competitive with the Products, (ii) with third parties for the integration into other sterilization products of the Products or any products competitive with any Products or (iii) that would enable any third party to develop, manufacture, market, distribute, sell or otherwise use the Products, or any products that are competitive with the Products.

1.4

STERIS agrees to share with STERION all intellectual property, manufacturing techniques and methods and other proprietary information owned by STERIS necessary for the manufacture of the Products, to the extent necessary for STERION to manufacture the Products, subject to the confidentiality and use restrictions contained in the Purchase Agreement and  of this Agreement.

ARTICLE II
PRICING AND INVOICING

2.1

Except as otherwise specifically provided in this Agreement, all payments to be made by STERIS to STERION pursuant to this Agreement shall be invoiced by STERION and the terms for all such payments shall be 45 days net.  All payments shall be made in U.S.  dollars.  STERION shall invoice STERIS for Products at the time of shipment.  Each invoice for Products shall contain the individual order number, mode of transportation, date of shipment, payment terms and any other information required by the individual Manufacturing Order (as herein defined).

2.2

The prices to manufacture the Products are set forth in Exhibit A (the “Prices”).  The Prices shall not include costs of shipping the finished Products.  Prices shall be subject to adjustment, which adjustment shall be based solely on changes in unit costs, on May 7, 2004 and annually on every anniversary of the Effective Date thereafter during the Initial Term (as herein defined) and thereafter (as adjusted for the following calendar year, the “Adjusted Prices”).  STERION shall provide the Adjusted Prices to STERIS no later than February 7, 2004 and annually on or before every February 7th thereafter during the Initial Term and thereafter.  On or before the date on which STERION is required to provide STERIS with the Adjusted Prices, STERION shall provide STERIS with documentation to substantiate any increases in the Adjusted Prices as compared to the previous year’s Prices or Adjusted Prices, as the case may be, which documentation shall be, in STERIS’s commercially reasonable judgment, reasonably sufficient.

2.3

STERIS and STERION may mutually agree for STERION to manufacture additional Products by an amendment to this Agreement, subject to resolution by STERIS and STERION of the prices, quantities and other terms that would apply to such additional Products.  Any Products added by amendment to this Agreement shall become “Products” for all purposes under this Agreement, and shall be supplied by STERION to STERIS upon the terms and subject to the conditions contained in this Agreement.  The acceptance by STERION of any Manufacturing Order containing additional Products shall be deemed an amendment to this Agreement.  Subject to Section 5.2 of the Purchase Agreement, STERION is not prohibited from entering into manufacturing agreements with third parties.

2.4

STERIS shall be responsible for any sales or use taxes, and for any other charges or assessment imposed by federal, state or local governmental authorities on the manufacture and/or delivery of the Products (“Taxes”) other than STERION’s income taxes.  Taxes may be included on the invoice for the Products delivered pursuant to this Agreement.  If the Products are exempt from sales or use taxes, STERIS shall provide appropriate certificates and documentation to STERION to evidence such exemption.

2.5

In the event of any termination of a Manufacturing Order or of this Agreement other than pursuant to Section , STERIS shall pay STERION the out-of-pocket cost for, and receive from STERION, any raw materials which have been obtained for use in the ordinary course of business in the manufacture of the Products and any work-in-process, and shall purchase from STERION all finished Products in accordance with the terms of such Manufacturing Order.

ARTICLE III
ORDERS

3.1

STERIS shall, at the time it places an order or at least monthly, provide STERION with non-binding forecasts of its anticipated requirements for the Products during the subsequent six months.  STERIS shall update its forecasts when circumstances render the previously-delivered forecast materially inaccurate.  STERIS shall place firm orders every 30 days.  STERION shall maintain sufficient manufacturing capacity and inventory levels to permit the delivery of the Products in accordance with STERIS’s forecasts.

3.2

All orders for manufacturing the Products under this Agreement shall be placed pursuant to STERIS’s standard manufacturing order in effect at the time of the applicable order (the “Manufacturing Order”).  A copy of STERIS’s current standard Manufacturing Order is attached hereto as Exhibit B.  The Manufacturing Order shall be binding upon the parties hereto upon STERION’s receipt of the Manufacturing Order.  STERION shall acknowledge in writing within three business days each Manufacturing Order delivered by STERIS under this Agreement (the “Acknowledgement”) but such Acknowledgement is not required to make the Manufacturing Order binding upon the parties hereto.

3.3

All transfers of Products made by STERION to STERIS shall be governed by the terms and conditions contained in the Manufacturing Order.  In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Manufacturing Order or any Acknowledgement, the terms and conditions of this Agreement shall control.  In the event of any conflict between the terms and conditions of any Manufacturing Order and any Acknowledgement, the terms and conditions of the Manufacturing Order shall control.

3.4

STERION shall, in the event of a delay or threat of delay in the production or delivery of Products, immediately notify STERIS in writing and shall include with such notice all relevant information with respect to such delay or threatened delay.  If STERION for any reason cannot comply with the delivery dates specified in any Manufacturing Order (each, a “Delivery Date”), in addition to the exercise of any other rights or remedies available to STERIS under this Agreement or applicable law, STERIS may terminate the Manufacturing Order or cancel any shipments under such Manufacturing Order without any liability of STERIS to STERION.

3.5

STERIS shall inspect the Products upon delivery to its facility for the sole purpose of identifying the Products and general verification of quantities in order to provide a basis for payment, if any.  Such inspection will not be construed as acceptance of any Products whether or not in conformance with the Manufacturing Order.  If, when delivered, there are apparent defects in the Products, STERIS will give notice thereof to STERION.  STERION shall, within 48 hours of receipt of such notice and without cost to STERIS, correct the defect or replace the Products with non-defective Products.  STERIS may refuse to accept delivery of any Products that are apparently defective.  If there are no apparent defects, STERIS shall accept delivery.

3.6

If any Product delivered hereunder shall fail to conform to the provisions of this Agreement or to meet the Specifications (as herein defined), and STERIS (unaware of such nonconformity), or STERIS’s customer to whom such Products were delivered directly (a “Customer”), accepts delivery of such nonconforming Products, STERIS may return, or cause its Customer to return, such nonconforming Products to STERION after STERIS’s or such Customer’s receipt thereof, and STERION shall accept and pay for redelivery of such nonconforming Products and credit STERIS’s account promptly after such nonconforming Products are redelivered to STERION.  STERION will bear all risk of loss with respect to all nonconforming Products.  STERIS’s payment for any nonconforming Products will not (i) be construed as acceptance of such nonconforming Products, (ii) limit or impair STERIS’s right to exercise any rights or remedies to which STERIS is entitled or (iii) relieve STERION of responsibility for such nonconforming Products.

ARTICLE IV
SHIPPING AND PACKAGING

4.1

STERION shall ship the Products FOB STERION Jacksonville, Texas or such other shipping location as designated by the parties from time to time (the “FOB Point”) in the manner and to the STERIS facility or other location specified by STERIS in the Manufacturing Order (the “Delivery Location”).  STERION shall use a carrier designated by STERIS to ship the Products to the Delivery Location with shipping charges to be billed to STERIS’s account with such carrier.  STERIS shall be responsible for payment of all shipping invoices resulting from the shipment of Products to the Delivery Location.  STERION shall ensure that the Products are delivered to the Delivery Location by the Delivery Date.  Deliveries more than seven days in advance of the Delivery Date shall require STERIS’s prior written approval.

4.2

STERION shall package the Products as directed by STERIS and in cartons that promote STERIS’s marketing image.  STERIS shall provide STERION with copies of its camera-ready artwork and logos for packaging the Products.  STERION shall submit all packaging materials to STERIS for its advance review and written approval.  STERIS will inspect the packaging art work as part of STERIS’s inspection process.

4.3

STERION shall package the finished Products for shipment according to the specifications provided by STERIS in the Manufacturing Order and in a manner that provides adequate protection of the Products.  STERION shall ensure that the form of labeling of the Products is as directed by STERIS.  STERIS shall notify STERION of any known damage to any Products due to inadequate packaging within a reasonable time of the receipt (i) of the Products from STERION or (ii) of notice from any third party to whom STERION delivered the Products directly.  STERION shall provide replacements, at its expense, for the damaged Products due to inadequate packaging.  Unless otherwise specifically agreed to by STERIS and STERION in writing, all risk for loss of, or damage to, the Products and parts thereof shall pass from STERION to STERIS upon proper delivery of the Products for shipping to the FOB Point.  Until such time as the Products have been shipped from the FOB Point, STERION shall be responsible for all of the Products and all of the work performed with respect thereto.

ARTICLE V
MANUFACTURE AND QUALITY

5.1

STERION shall manufacture the Products in accordance with (i) the specifications supplied by STERIS (the “Specifications”) and (ii) all of the quality and regulatory requirements set forth in this Agreement, including those set forth in Exhibit C.  From time to time, STERIS may modify the Specifications for the Products and shall provide STERION notice of such modifications, the receipt of which STERION will acknowledge in writing.  Such modified specifications shall be deemed to modify the Specifications and shall be binding upon the parties hereto upon STERION’s receipt of such modified specifications.  No changes shall be made to the Specifications or the materials, and/or processes, used to manufacture and deliver the Products without the advance written approval of STERIS.  STERION may not substitute any Product for any other type of Product without the advance approval of STERIS.  STERION shall be responsible for meeting all Specifications and for all costs and expenses incurred in connection with the manufacture and delivery of the Products, except as specifically set forth in this Agreement.  STERION and STERIS shall share the costs associated with any destructive testing or sampling resulting from customer complaints or failure to comply with the Specifications.  STERION and STERIS shall mutually agree when any such destructive testing or sampling is required; provided, however, that if STERION and STERIS are unable to agree on destructive testing, STERIS shall have the right to require STERION to conduct destructive testing.

5.2

If STERIS proposes to modify the Specifications of Products that are already in production and beyond the point of alteration, STERIS, at its option, may order STERION to cease production of such Products, in which case STERIS shall pay STERION an amount equal to STERION’s actual costs incurred through the point of termination.

5.3

In the event that STERION determines that changes are required to correct defects in the Products, to enhance the safety of Products or to otherwise improve the quality of the Products, STERION shall provide STERIS with notice of the same promptly upon STERION’s determination that such changes are necessary, and STERIS shall notify STERION whether it approves any such changes and the implementation of such changes.  STERIS and STERION shall determine whether any such changes require a 510(k) submission, and STERIS shall make any such required submissions.  STERION shall prepare and deliver to STERIS a written protocol for handling quality and safety issues relating to the Products, which shall be satisfactory to STERIS.

5.4

All Products shall be manufactured in accordance with the Quality Systems Regulations (“QSR”) of the U.S. Food and Drug Administration (the “FDA”), and any new or revised standards issued by the FDA, in a facility that is registered with the FDA.  STERION agrees that the Products shall be properly listed with the FDA in accordance with all applicable laws and regulations.  The Products, as of the Delivery Date, as delivered to the Delivery Location shall not be, and STERION guarantees that the Products shall not be, adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”) and shall not be prohibited from introduction into interstate commerce under the provisions of Section 301 of the Act.  STERION shall ensure that the Products are manufactured in accordance with current, applicable regulatory standards, including, without limitation, those standards promulgated by the International Organization for Standardization (ISO).

5.5

STERION shall cooperate with STERIS in communicating with Customers to which the Products are sold with respect to the safety or efficacy of the Products as required by the FDA or determined by STERIS to be reasonably necessary.  STERION shall report to STERIS any problems relating to the safety or efficacy of the Products within a reasonable time after STERION learns of the existence of such problems.  STERION shall abide by the provisions of 21 C.F.R. 820.198 regarding complaint handling.

5.6

STERION shall maintain quality files and all related product information relating to the Products for audit by STERIS and the FDA.  STERIS shall have the right to inspect all facilities used by or for STERION to manufacture the Products and to inspect the documentation relating to the manufacturing processes of the Products.  Either party may request a discussion with the other party concerning any quality control procedure relating to the Products and STERIS or STERION, as applicable, shall implement any reasonable comments and recommendations.

5.7

If during the term of this Agreement the requirements of the FDA change or are applied in such a manner as to require changes in the design of the Products, then STERIS shall promptly take all steps necessary to modify the Products, as applicable, to comply with such FDA requirements.  STERION hereby agrees to maintain and make available to the FDA and STERIS, or their respective authorized representatives, all contracts, books, documents and records relating to the Products.

5.8

STERION shall notify STERIS in the event that the FDA requests documents from STERION or undertakes any administrative action, including the issuance of any complaint, order or decision with respect to the Products.  STERION shall submit any written responses, including the production of documents, for STERIS’s advance review and written approval before STERION transmits any such response to the FDA.

ARTICLE VI
LABELING OF PRODUCTS

6.1

STERION shall label and individually package the Products in such a manner that the Products are ready for market and delivery to the Customer, unless otherwise directed by STERIS.  For each individual Product package, STERION shall provide label instructions for use in all countries as directed by STERIS.  STERION shall be responsible for ensuring that the Products are labeled, and include product label instructions, in accordance with all applicable laws, regulations and registrations.  STERION shall label the Products with the STERIS trademark and logo (the “STERIS Mark”), such other brand names and logos as are specified by STERIS (the “Other Marks”) and, for a period of no more than six months from the Effective Date, the STERION trademark and logo (the “STERION Mark”) in accordance with the terms and conditions of the Purchase Agreement, in the manner directed by STERIS.  Except for the STERIS Mark, the Other Marks and the STERION Mark, no other brand name, trademark or logo shall be affixed to the labeling or packaging of the Products.

6.2

STERIS shall provide STERION with copies of its artwork for the STERIS Mark, the Other Marks and the STERION Mark to be used on the labeling and individual packaging of the Products.  STERION shall submit all labeling materials to STERIS for its advance review and written approval.  STERION shall comply strictly with the directions of STERIS regarding the manner of application of the STERIS Mark, the Other Marks and the STERION Mark.  The symbol ® shall be used in conjunction with the STERIS Mark and the applicable symbols shall be used with the Other Marks and the STERION Mark on all of the labeling and individual packaging of the Products.

6.3

STERION shall not use the STERIS Mark or the Other Marks or any other name or mark confusingly similar to any of such marks other than as provided in this Agreement.

6.4

STERION acknowledges and agrees that all intellectual property rights in and relating to the STERIS Mark and the Other Marks shall remain the property of STERIS, and STERION shall not acquire any rights in respect of any names, marks or other intellectual property rights of STERIS by reason of the application of this Agreement.

ARTICLE VII
TECHNICAL ASSISTANCE

7.1

STERION shall use its commercially reasonable efforts to transition manufacturing to STERIS or its designee in any such event described in Section  or upon termination of this Agreement for any reason in accordance with , which shall include but not be limited to STERION’s full disclosure to STERIS of all designs, formulas, data and manufacturing techniques and methods used by STERION to manufacture the Products, providing technical training to STERIS’s employees or its designees and granting any licenses necessary for the manufacture of the Products by STERIS or its designee.

7.2

STERION shall participate in, and provide all reasonable cooperation in connection with, any beta-site testing that STERIS shall reasonably determine to undertake relating to the Products, the reasonable documented costs and out-of-pocket expenses of which participation and cooperation shall be reimbursed by STERIS.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES;
CERTAIN COVENANTS

8.1

STERION represents and warrants to STERIS that its operations comply, and covenants that its operations shall comply, with all applicable federal, state and local laws and regulations, including the Act and FDA regulations, Environmental Law (as defined in Section ) and industrial standards applicable to the Products and as otherwise required by this Agreement.  STERION shall comply with, and shall, at STERIS’s request, demonstrate such compliance with, the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions, and regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and any other U.S. or foreign agency or authority.  STERION will not export or re-export, or allow the export or re-export of any Product or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such law, restriction or regulation; provided, however, that STERION shall provide STERIS, upon STERIS’s request, with documentation that identifies the countries from which the supplies and materials used to manufacture the Products originated for purposes of compliance with such applicable laws.  STERIS shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the United States of any Products to any location in compliance with all applicable laws and regulations prior to delivery thereof by STERION.

8.2

STERION warrants that the Products shall be (i) free from defects in material and workmanship, (ii) in a merchantable condition and (iii) fit for the purpose for which they were sold by STERION pursuant to STERION’s instructions for the use of the Products as of the date of this Agreement.  STERION warrants that the Products will meet the Specifications, as the same may be amended pursuant to the terms of this Agreement.

ARTICLE IX
TERM; TERMINATION

9.1

This Agreement shall commence as of the date of this Agreement and shall extend through December 31, 2006 (the “Initial Term”).  Thereafter, the parties shall negotiate in good faith to extend the Agreement.

9.2

This Agreement may be terminated at any time by written agreement executed by STERIS and STERION.

9.3

Either party may terminate this Agreement upon:

(a)

the material breach by the other party of any provision of this Agreement, which breach shall not have been cured by the breaching party within 30 days after receipt of notice of such breach by the non-breaching party;

(b)

the commencement of any administrative or governmental action or measure that suspends or terminates the other party’s business and such suspension or termination is not vacated within 30 days;

(c)

the insolvency of the other party or the failure of the other party to meet its debts as they become due;

(d)

the other party’s general assignment for the benefit of creditors or commencement of liquidation, bankruptcy or receivership;

(e)

the other party’s discontinuation of its corporate existence or merger or consolidation with (where it is not the surviving entity), or sale or lease of all or substantially all of its assets to, any other entity without the prior written consent of the other party hereto;

(f)

a change of control of the other party without the prior written consent of the other party hereto; provided that for the purposes of this Agreement a “change of control” shall occur when a party to this Agreement consummates a merger, consolidation, share exchange, division or other transaction or series of any of the foregoing transactions with any person resulting in the shareholders of such party immediately prior to such transaction beneficially owning, directly or indirectly, 50% or less of the combined voting power of the outstanding voting securities of such party; or

(g)

the other party ceasing to carry on business or committing any act amounting to business failure.

The termination of this Agreement pursuant to this Section  shall not relieve the breaching party of any liability to the other party for any damages suffered as a result of such breach.

9.4

STERIS may terminate this Agreement as of the first anniversary of the date of this Agreement or any time thereafter by providing 90 days’ prior notice to STERION of such termination.

9.5

STERIS shall have the right to (i) terminate this Agreement (ii) terminate any existing Manufacturing Orders and/or (iii) cancel any shipments under such Manufacturing Orders, in each of clauses (i) through (iii) of this Section  without any liability of STERIS to STERION in the event:

(a)

STERION is unable or fails to manufacture or deliver the Products in accordance with the terms and conditions contained in this Agreement for a period of more than 30 consecutive days;

(b)

a quality failure occurs that requires a field correction as ordered by a regulatory authority;

(c)

STERIS terminates this Agreement pursuant to Section ; or

(d)

STERIS and STERION fail to reach agreement on pricing for any renewal term pursuant to Section .

9.6

STERION shall use its best efforts to provide STERIS with prior written notice when STERION believes or has reason to believe that it will be unable or unwilling to manufacture the Products for a period of more than 30 consecutive days.

9.7

Upon termination of this Agreement for any reason, all obligations under this Agreement shall terminate; except that:

(a)

all open Manufacturing Orders not terminated pursuant to Section  hereof shall be processed as provided in this Agreement;

(b)

the confidentiality provisions contained in  shall survive as provided therein;

(c)

the provisions of  shall survive as provided therein;

(d)

STERION’s obligations to assist in the relocation and transition of the manufacturing services as described in Section  shall survive;

(e)

indemnification provided in  shall survive the termination of this Agreement without limitation as to time; and

(f)

the provisions of Section 9.0 of attached Exhibit C shall survive.

ARTICLE X
CONFIDENTIALITY

10.1

Each party will keep in strict confidence, and will not, directly or indirectly, at any time during the Initial Term or thereafter or after the termination of this Agreement, disclose, furnish, disseminate, publish, make available or, except in the course of exercising such party’s rights or performing such party’s obligations under this Agreement, use any trade secrets or confidential business or technical information of the other party or its products, intellectual property, customers, licensees, suppliers or development or alliance partners or vendors, regardless of when or how such party may have acquired such information (“Confidential Information”).  Such Confidential Information shall include, without limitation, the terms of this Agreement, the terms of the Purchase Agreement, the Intellectual Property (as defined in the Purchase Agreement), the other party’s product development methods and business techniques, work plans, formulas, test results and information, applications, algorithms, technical information, manufacturing information, design information, cost or pricing information, know-how, technology, prototypes, ideas, inventions, improvements, training, sales volume service and business manuals, promotional materials, development partnerships and other alliances, customer lists, prospective customer lists and other business information, materials and property, and all Improvements (as herein defined).

10.2

Each of the parties hereto may disclose the Confidential Information to those of its employees, sub-contractors, sub-distributors or agents as may be reasonably necessary to carry out the provisions of this Agreement; provided that before any such disclosure, the disclosing party shall make those employees, sub-contractors, sub-distributors and agents aware of the disclosing party’s obligations of confidentiality under this Agreement and shall at all times procure compliance by, and be responsible for any non-compliance by, those employees, sub-contractors, sub-distributors or agents with such confidentiality obligations.

10.3

Each party specifically acknowledges that all Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of such party and whether compiled by either or both parties, (i) derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, (ii) that reasonable efforts have been made by the other party to maintain the secrecy of such information, (iii) that such information is the sole property of the other party and (iv) that any retention and use of such information by such party during the Initial Term or thereafter (except in the course of exercising such party’s rights or performing such party’s obligations under this Agreement) or after the termination of this Agreement constitutes a misappropriation of the other party’s trade secrets.  The foregoing shall not apply to information that (i) has become generally available and publicly known through no wrongful act or breach of any obligation of confidentiality by such party; (ii) was approved in writing for release by the other party; or (iii) was received by such party from a third party who has no obligation of confidentiality to the other party regarding this information.

10.4

In the event that either party hereto shall be legally compelled or required (by written interrogatories, depositions, court order, requests for information or documents, subpoenas, civil investigative demands or similar compulsory process or the requirements of the federal securities laws and the rules and regulations promulgated thereunder, the Securities and Exchange Commission (the “SEC”) or any state securities commission or a representative of any securities market) (for purposes of this Section , a “Compelled Party”) to disclose any of the Confidential Information, the Compelled Party shall promptly provide written notice to the other party to enable such other party to seek a protective order, in camera process or other appropriate remedy to avoid public or third-party disclosure of the Confidential Information.  In the event that such protective order or other remedy is not obtained, the Compelled Party shall furnish only so much of the Confidential Information that it is legally compelled to disclose and shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.  The Compelled Party shall cooperate with and assist the other party in seeking any protective order or other relief requested pursuant to this Section .  Notwithstanding the foregoing, STERIS acknowledges that STERION is required to disclose the terms of this Agreement and the Purchase Agreement by filing a Current Report on Form 8-K with the SEC and to file this Agreement and the Purchase Agreement as exhibits to such Form 8-K and on its Annual Report on Form 10-K SB and that such filings, other than the filing of any schedules or exhibits to this Agreement or the Purchase Agreement, will not be subject to the provisions of this Section 10.4; provided, however, that STERION will provide STERIS a copy of such Form 8-K at least three business days prior to filing and give STERIS an opportunity to comment thereon, which comments must be received at least one business day prior to filing such Form 8-K.

10.5

Upon termination of this Agreement for any reason, each party hereto shall promptly return to the other party all tangible forms of Confidential Information of the other party held by such party.

ARTICLE XI
ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

11.1

STERION acknowledges and agrees that, without further consideration, all right, title and interest STERION now has or may in the future acquire in any and all works, discoveries, inventions and know-how, whether or not patentable and whether or not reduced to practice, including, without limitation, any and all content, copy, test data, findings, designs, machines, devices, apparatus, compositions, methods or processes, or any improvements thereof, made, conceived, discovered, created, authored or developed by STERION, whether alone or in conjunction with others, in whole or in part, that are derived from, are based upon, or utilize in any way the Confidential Information owned by or licensed to STERIS, whether during the Initial Term or thereafter or after the termination of this Agreement (all of the foregoing collectively, the “Improvements”), shall be owned by STERIS.  The Improvements are subject to the confidentiality and use restrictions contained in .

11.2

STERION agrees, without further consideration, to assign to STERIS, and does hereby assign to STERIS, STERION’s entire right, title and interest in and to all Improvements.  STERION further agrees upon STERIS’s request and for no additional consideration, to execute any and all patent applications, affidavits, assignments and/or other documents deemed necessary or desirable by STERIS to acknowledge, confirm, perfect, secure or support the conveyance of title in any of the Improvement to STERIS, or to record the same in any country of the world, or to apply for or secure intellectual property protection in any country of the world, or to claim priority therefor, or to enforce the rights therein in any court or other proceeding, whether during the Initial Term of this Agreement or at any time thereafter, and to testify or otherwise assist and cooperate with STERIS and its agents and attorneys in connection therewith, at STERIS’s expense.  Any copyright or patent application filed by or on behalf of STERION within one year following the termination or expiration of this Agreement which relates to the subject matter of an Improvement shall be presumed to be the property of STERIS pursuant to this Section .

11.3

STERION shall communicate to STERIS promptly upon discovery or conception, and subsequently upon embodiment of a work or information, or reduction to practice of a concept, in such form as STERIS requests, all information, details, and data pertaining to any Improvement.

11.4

STERION acknowledges and agrees that all intellectual property rights in and to the patents, manufacturing techniques, methods, know how and other proprietary information relating to the manufacture of the Products is and shall remain the exclusive property of STERIS and STERION shall not acquire any rights in respect of any of the foregoing by reason of the application of this Agreement or otherwise other than to the extent necessary to manufacture the Products pursuant to the terms of this Agreement.

ARTICLE XII
USE MAINTENANCE AND TITLE TO EQUIPMENT

12.1

STERION is in possession of certain of STERIS’s equipment, which is set forth on Schedule  (the “Equipment”).  STERION (a) shall use and shall cause the Equipment to be used solely in the manufacture and shipment of the Products and in a careful and proper manner; and (b) shall not (i) part with possession of or, to the extent any Equipment is in the possession of someone other than STERION, permit such person to part with possession of, or (ii) enter into any sublease or assignment with respect to, all or any of the Equipment, or any part thereof; without the prior written consent of STERIS, which consent may be withheld for any reason whatsoever.  STERION shall not make any material alterations to the Equipment without the prior written consent of STERIS.  STERION will not alter or remove any insignia, lettering or numerals which are currently on the Equipment or which are hereafter placed thereon to identify the Equipment and/or to indicate STERIS’s ownership thereof.  STERION agrees, at any time during the Initial Term, at STERIS’s reasonable request, to affix in a prominent place on the Equipment such labels, plates or other markings supplied by STERIS identifying the Equipment as property of STERIS.

12.2

STERION shall maintain the Equipment in proper working order throughout the term of this Agreement, provided that STERIS shall reimburse STERION for all costs and expenses associated with any maintenance conducted with the prior written approval of STERIS which is required as a result of ordinary wear and tear on the Equipment.  Any costs and expenses associated with any repairs to the Equipment required as a result of misuse or negligence on the part of STERION shall be the sole responsibility of STERION.

12.3

STERION acknowledges that title to the Equipment remains in STERIS.  STERION at its own cost and expense shall protect and defend the title of STERIS from and against claims made by creditors of STERION or any other party based upon its relationships with STERION.  STERION shall give STERIS immediate written notice of all levies, encumbrances, attachments, liens and charges or other judicial process of every kind whatsoever that may be executed by creditors of STERION, and shall indemnify and save STERIS harmless from any loss or damage caused thereby.  STERION will cooperate with STERIS to enable STERIS to file, register or record, and refile, re-register and re-record a memorandum of this Section  in such offices as STERIS may determine and whatever required or permitted by law for the proper protection of STERIS’s title to the Equipment.

ARTICLE XIII
RIGHTS OF FIRST REFUSAL

13.1

STERION hereby grants STERIS the exclusive right of first refusal to purchase all of STERION’s tooling and all other manufacturing assets, patents, trademarks, copyrights, intellectual properties and other proprietary rights necessary to manufacture, package and deliver the Products, excluding the Sterion Mark (the “Manufacturing Assets”), that STERIS has not purchased pursuant to the Purchase Agreement, in the event that STERION:

(a)

determines that it will not continue its business in a manner that would permit STERION to perform its obligations under this Agreement; or

(b)

desires to sell or otherwise dispose of all or a significant part of the Manufacturing Assets to any third party, whether through a sale of assets or equity or otherwise, and such third party does not agree to assume this Agreement.

13.2

STERION shall provide prompt written notice to STERIS upon the occurrence of either event described in Section , along with an offer to sell the Manufacturing Assets to STERIS in accordance with the provisions of Section .  The offer made by STERION shall include the proposed purchase price for the Manufacturing Assets and the other material terms of the offer.  STERION shall provide STERIS with any information reasonably requested by STERIS in its review of the offer.  STERIS shall respond to the offer within 60 days after its receipt of the offer.  During the 60-day period after STERIS receives the offer from STERION (the “Negotiation Period”), the parties shall negotiate in good faith towards a purchase of the Manufacturing Assets by STERIS on mutually agreeable terms.  If STERIS and STERION are unable to reach agreement for the purchase of the Manufacturing Assets during the Negotiation Period, STERION shall be free to deal with third parties with respect to the Manufacturing Assets at terms no more favorable than those offered to STERIS.  If STERION does not make a sale to a third party during the 12-month period following the end of the Negotiation Period, the provisions of this  shall again apply to the Manufacturing Assets sought to be transferred by STERION.

ARTICLE XIV
RISK OF LOSS, INDEMNIFICATION AND INSURANCE

14.1

In the event of a recall, correction or removal, both STERIS and STERION shall consult prior to initiation of corrective action in order to identify all potentially affected devices.  STERIS shall conduct any recall of the Products.  STERION shall be responsible for any costs associated with such corrective action.

14.2

Except to the extent Liabilities (as defined below) are caused by the negligence or intentional acts or omissions of STERION or its employees, sub-contractors, sub-distributors or agents, STERIS shall indemnify, defend and hold harmless STERION and its officers, directors, employees and Affiliates (as defined in the Purchase Agreement) from and against any and all claims, losses (including, without limitation, losses of earnings), liabilities, obligations, payments, damages (including, without limitation, actual, incidental, consequential and punitive damages), charges, actions, suits, demands, assessments, awards, judgments, fines, penalties, diminution in value, amounts paid in settlement, and costs, fees and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, suits, proceedings, demands and assessments and fees, expenses and disbursements of counsel, consultants and other experts) (“Liabilities”) that any of them may incur or suffer that arise out of or result from:

(a)

any breach by STERIS of any provision contained in this Agreement that is applicable to STERIS;

(b)

the negligence or intentional acts or omissions of STERIS or its employees;

(c)

any third party complaints or suits related to the design or use of the Products manufactured pursuant to this Agreement; or

(d)

any and all Liabilities incident to any of the foregoing.

14.3

Except to the extent Liabilities are caused by the negligence or intentional acts or omissions of STERIS or its employees, sub-contractors, sub-distributors or agents, STERION shall indemnify, defend and hold harmless STERIS and its officers, directors, employees and Affiliates from and against any and all Liabilities that any of them may incur or suffer that arise out of or result from:

(a)

any misrepresentation or breach by STERION of any provision contained in this Agreement that is applicable to STERION;

(b)

the negligence or intentional acts or omissions of STERION or its employees;

(c)

any third party complaints or suits related to the manufacture of the Products;

(d)

any Environmental Condition; or

(e)

any and all Liabilities incident to any of the foregoing.

14.4

For purposes of this , the following words and phrases shall have the following meanings:

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air, indoor air or indoor air quality, interior and/or exterior, including, without limitation, any material or substance used in the physical structure, of any building or improvement and any environmental medium.

“Environmental Condition” means any condition of the Environment with respect to the Real Property regardless of whether such condition occurred before the date of this Agreement, during the Initial Term of this Agreement or thereafter or after the termination of this Agreement, or with respect to any other real property at which any Hazardous Material generated in connection with the manufacture of the Products at any time has been treated, stored, disposed of, transported, handled, recycled or discharged, which violates any Environmental Law, or even though not violative of any Environmental Law, nevertheless results in any Release, or Threat of Release, or Liability, alleged or imposed by any Person (including, without limitation, any Governmental Body).

“Environmental Law” means applicable statutes, rules, regulations, decisions or orders of any Governmental Body relating to the protection or restoration of the Environment, human exposure to hazardous or toxic substances, or the use, storage, handling, production, disposal, discharge, control or clean-up of any hazardous or toxic substances, materials or wastes.

“Governmental Body” means any court, department, body, board, bureau, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign.

“Hazardous Material” means any pollutant, toxic substance including polychlorinated byphenyls asbestos and asbestos-containing materials, toxic mold, hazardous waste, solid waste, hazardous material, hazardous substance, contaminant, petroleum, petroleum-containing materials, crude oil or fraction thereof as defined in or the subject of any Environmental Law.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, group, trust, business trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Real Property” means any and all of the real property and interests in real property, including real property ownership, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way held by the STERION or its Affiliates or used in or associated with manufacture of the Products.

“Release” means any actual or alleged releasing, spilling, leaking, pumping, pouring, emitting, generating, emptying, discharging, injecting, escaping, mitigating, leaching, disposing or dumping of a Hazardous Material into or within the Environment.

“Threat of Release” means any condition that presents risk of a Release that requires action to prevent or mitigate damage to the Environment that might result from such Release.

14.5

Any party claiming it may be entitled to indemnification under this  (the “Indemnified Party”) shall give notice to the other party (the “Indemnifying Party”) of each matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification (a “Claim”) under this  may be based.  Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, and the specific basis for indemnification hereunder.

14.6

The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s option and expense, to assume the complete defense of any Claim based on any action, suit, proceeding, claim, demand or assessment by any third party with full authority to conduct such defense and to settle or otherwise dispose of the same and the Indemnified Party will fully cooperate in such defense; provided the Indemnifying Party will not, in defense of any such action, suit, proceeding, claim, demand or assessment, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which provides for any relief other than the payment of monetary Liabilities and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof.  After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such action, suit, proceeding, claim, demand or assessment, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party.  As to those actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same.

14.7

Each of the parties shall maintain occurrence based insurance coverage, with an insurance carrier reasonably acceptable to the other party and having a rating of at least A or higher by A.M. Best Company, which shall include general liability in an amount of not less than $1 million per occurrence and $2 million annual aggregate.  Each such policy shall name the other party as an additional insured and shall provide that the other party hereto shall receive at least 30 days prior written notice of any cancellation, modification or termination of the policy.  Each party shall, concurrently with the execution of this Agreement, provide to the other party a certificate of insurance evidencing the policy obtained by it pursuant to this Section .

ARTICLE XV
REQUIRED NOTICES

15.1

Each party hereto shall promptly notify the other in the event of:

(a)

any merger (other than a merger with an Affiliate of such party), change of control, or sale or lease of all or substantially all of the assets of a party’s business;

(b)

any suspension of payments to creditors generally, or the initiation of any voluntary bankruptcy or reorganization proceeding under any federal or state law for the relief of debtors, or the initiation of any composition of debt with its creditors;

(c)

any judgment in any litigation that has been entered against such party for which all appeals have been exhausted and whose size, in such party’s good faith opinion, will materially affect the ability of such party to perform this Agreement;

(d)

any levy of execution against the assets of such party for unpaid taxes is commenced and is not subject to any defense or appeal, which levy will materially affect the ability of such party to perform this Agreement; or

(e)

any resolution or determination of such party to dissolve its business or any commencement of proceedings to liquidate or dissolve such party under federal or state law.

15.2

Upon receiving notice that any event described in Section  has occurred, the other party hereto shall have the right to take any commercially reasonable steps to protect itself from the consequences of a failure by the other party to perform this Agreement.

ARTICLE XVI
MISCELLANEOUS

16.1

Neither party hereto is in any way the legal representative or agent of the other.  Neither party is authorized or empowered to assume any obligation of any kind, implied or express, on behalf of the other party hereto.  Nothing in this Agreement shall create or be deemed to create an employer/employee, agency, joint venture or partnership relationship between the parties.

16.2

STERION, for itself, its permitted subcontractors, materialmen, laborers and for all other persons performing labor or furnishing any services, labor or materials for the Products to be provided hereunder, hereby waives to the fullest extent permitted by law, all rights to have filed or maintained any mechanics or other liens or claims for or on account of the Products, services or labor to be furnished hereunder.  STERION shall, at any time as required by STERIS, execute or have executed such additional documents as are deemed necessary by STERIS to properly implement this release and waiver.

16.3

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights and obligations under this Agreement without the consent of the other party hereto.

16.4

The failure of a party to insist in any one or more instances upon the performance of any provision of this Agreement shall not be construed as a waiver or relinquishment of the party’s right to future performance of such provision, and the other party’s obligation in respect of such future performance shall continue in full force and effect.

16.5

Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to STERIS: STERIS CORPORATION 5960 Heisley Road Mentor, Ohio 44060-1834 Attention: Mark D. McGinley, Vice President, General Counsel and Secretary Fax No.: (440) 357-2344
If to STERION: STERION INCORPORATED 13828 Lincoln Street N.E. Ham Lake, Minnesota 55304-6949 Attention: Mr. J. David Berkley, President Fax No.: (763) 755-95l6
with a copy to:
Lindquist & Vennum 4200 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 Attention: Girard P. Miller, Counsel Fax No.: (612) 371-3207

or to such other individuals or addresses as may be specified from time to time in a written notice given by such party.

16.6

This Agreement, the exhibits hereto and the schedule(s) hereto constitute the entire agreement, and except with respect to the Purchase Agreement and the transactions contemplated thereby, supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

16.7

Any provision in this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of the amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waive is to be effective.

16.8

No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

16.9

Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including fees of counsel and accountants, shall be paid by the party incurring such expenses.

16.10

This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted.  This Agreement shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof, and any uncertainty or ambiguity shall not be interpreted against any one party.  As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

16.11

If any provision of this Agreement, or any application thereof, shall be declared invalid or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement, and any other application of such provision, shall continue in full force and effect to the fullest extent permitted by applicable law.

16.12

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law rules of such state, in all respects, including all matters of validity, construction and performance of this Agreement.

16.13

In connection with any action or proceeding arising out of or relating to this Agreement or any of the documents contemplated hereby, each of the parties submits to the jurisdiction of any competent federal or state court sitting in Ohio or Minnesota. Any action or proceeding initially commenced by STERION shall be commenced solely in a competent court located in Ohio, and any action or proceeding initially commenced by STERIS shall be commenced solely in a competent court located in Minnesota, except that any action for injunctive or other equitable relief may be commenced in any competent court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.  Each party hereto agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any other manner provided by law or at equity.

16.14

The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.  Unless otherwise indicated, all references to Articles, Sections, subsections, clauses, Schedules or Exhibits in this Agreement refer to the Articles, Sections, subsections and clauses of, and the Schedules or Exhibits to, this Agreement.

16.15

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.16

Each party hereto shall have the right to off-set any and all claims or amounts, regardless of the origin, which are due or which may become due from the other party against any amount it owes to that other party.

16.17

Each party acknowledges and agrees that the remedies at law available to the other party for such party’s breach of this Agreement would be inadequate.  Each party therefore agrees that, in addition to any other rights or remedies that the other party may have at law or in equity, temporary and permanent injunctive relief and/or specific performance may be granted in any proceeding that may be brought to enforce any provision hereof without the necessity of proof of actual damage and without the posting of bond or other security, and that such rights are in addition to whatever other remedies the other party may have, at law or in equity, in any court of competent jurisdiction for any breach or non-compliance.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above by and through their respective duly authorized officers.

STERIS CORPORATION

By: /s/ Laurie Brlas

Name: Laurie Brlas

Title: Senior Vice President and

Chief Financial Officer

STERION INCORPORATED

By: /s/ J. David Berkley

Name J. David Berkley

Title: President